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                                                                   Exhibit 10.28

                        INSURANCE AND INDEMNITY AGREEMENT

                                      AMONG

                       FINANCIAL SECURITY ASSURANCE INC.,

                         FINANCIAL PACIFIC LEASING, LLC,

                                       AND

                        FINANCIAL PACIFIC FUNDING II, LLC

                            DATED AS OF JULY 14, 2003

            $70,000,000 2.29% RECEIVABLES-BACKED NOTES, SERIES 2003-A

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                                TABLE OF CONTENTS

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ARTICLE I.            DEFINITIONS......................................................................        2

         Section 1.01          Definitions.............................................................        2

ARTICLE II.           REPRESENTATIONS, WARRANTIES AND COVENANTS........................................        2

         Section 2.01          Representations and Warranties of the Servicer and the Company..........        2

         Section 2.02          Affirmative Covenants of the Servicer and the Company...................        8

         Section 2.03          Negative Covenants of the Servicer and the Company......................       17

ARTICLE III.          THE NOTE POLICY; REIMBURSEMENT; INDEMNIFICATION..................................       19

         Section 3.01          Issuance of the Note Policy.............................................       19

         Section 3.02          Payment of Fees and Premium.............................................       20

         Section 3.03          Reimbursement Obligation................................................       20

         Section 3.04          Indemnification.........................................................       22

                  (d)       Subrogation................................................................       24

ARTICLE IV.           FURTHER AGREEMENTS...............................................................       24

         Section 4.01          Effective Date; Term of Agreement.......................................       24

         Section 4.02          Further Assurances and Corrective Instruments...........................       25

         Section 4.03          Obligation Absolute.....................................................       25

         Section 4.04          Assignments; Reinsurance; Third-Party Rights............................       26

         Section 4.05          Liability of Financial Security.........................................       27

ARTICLE V.            EVENTS OF DEFAULT; REMEDIES......................................................       27

         Section 5.01          Events of Default.......................................................       27

         Section 5.02          Remedies; Waivers.......................................................       31

ARTICLE VI.           MISCELLANEOUS....................................................................       32

         Section 6.01          Amendments, Etc.........................................................       32

         Section 6.02          Notices.................................................................       32

         Section 6.03          Payment Procedure.......................................................       33

         Section 6.04          Severability............................................................       33

         Section 6.05          Governing Law...........................................................       33

         Section 6.06          Consent to Jurisdiction.................................................       34
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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Section 6.07          Consent of Financial Security...........................................       35

Section 6.08          Counterparts............................................................       35

Section 6.09          Trial by Jury Waived....................................................       35

Section 6.10          Limited Liability.......................................................       35

Section 6.11          Entire Agreement........................................................       35
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Appendix I    -   Definitions

Appendix II   -   Conditions Precedent to Issuance of the Note Policy


                                        3

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                        INSURANCE AND INDEMNITY AGREEMENT

                  INSURANCE AND INDEMNITY AGREEMENT, dated as of July 14, 2003, by and among FINANCIAL SECURITY ASSURANCE INC. ("Financial Security"), FINANCIAL PACIFIC LEASING, LLC (the "Servicer") and FINANCIAL PACIFIC FUNDING II, LLC (the "Company").

                             INTRODUCTORY STATEMENTS

                  A. On the Closing Date, Westside Funding Corporation will release its Lien and security interest in the Receivables and certain other property related thereto pursuant to the Westside Release Letter, and the Company will simultaneously pledge to the Trustee all of its right, title and interest in and to the Receivables and such other property related thereto pursuant to the Indenture.

                  B. In order to refinance its interest in the Receivables and such other property, the Company will issue the Securities pursuant to the Indenture. The Servicer has requested that Financial Security issue a financial guaranty insurance policy guaranteeing certain distributions of the principal of and interest on the Securities (including any such distributions subsequently avoided as a preference under applicable bankruptcy law) upon the terms and subject to the conditions provided herein.

                  C. The Servicer and the Company have entered into, and it is contemplated that Servicer and/or the Company and/or any other Affiliate of the Servicer may in the future enter into, one or more acquisition agreements, pooling and servicing agreements, servicing agreements, receivables purchase agreements, indentures or other financing documents (each a "Securitization Agreement") pursuant to which the Servicer and/or the Company and/or such other Affiliate of the Servicer has sold, pledged or otherwise transferred, and will sell, pledge or otherwise transfer, all or a portion of its right, title and interest in and to pools of contracts and/or other financial assets or property to a trust or other Person and in connection therewith Financial Security has issued policies, or in its discretion may in the future issue additional policies, in each case with respect to certain guaranteed distributions or scheduled payments with respect to the corresponding securities, certificates, notes or other obligations issued or arising under such Securitization Agreements.

                  D. The parties hereto desire to specify the conditions precedent to the issuance of the Note Policy, the terms of payment of premium in respect of the Note Policy, the indemnity and reimbursement to be provided to Financial Security in respect of amounts paid by Financial Security under the Note Policy or otherwise and certain other matters.

                  In consideration of the premises and of the agreements herein contained, Financial Security, the Servicer and the Company hereby agree as follows:

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                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.01 Definitions. Capitalized terms used herein shall have the meanings provided in Appendix I hereto unless the context otherwise requires. Unless defined in this Insurance Agreement, all terms defined in the Indenture or in the Spread Account Agreement shall have the same meanings in this Insurance Agreement. Unless otherwise specified, if a word or phrase defined in the Indenture or in the Spread Account Agreement can be applied with respect to one or more Series, such a word or phrase shall be used herein as applied to Series 2003-A.

                                   ARTICLE II.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  SECTION 2.01 Representations and Warranties of the Servicer and the Company. The Servicer represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, with respect to itself, with respect to the Company and otherwise, as follows, and the Company represents, warrants and covenants, as of the date hereof and as of the Date of Issuance, with respect to itself and otherwise, as follows:

                  (a) Due Organization and Qualification. The Servicer is a Washington limited liability company, duly organized, validly existing and in good standing under the laws of Washington. The Company is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of Delaware. Each of the Servicer and the Company is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals") necessary for the conduct of its business as currently conducted and as described in the Offering Document and the performance of its respective obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Receivable unenforceable in any respect or would otherwise have a material adverse effect upon the Transaction.

                  (b) Power and Authority. Each of the Servicer and the Company has all necessary power and authority to conduct its business as currently conducted and as described in the Offering Document, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transaction.

                  (c) Due Authorization. The execution, delivery and performance of the Transaction Documents by each of the Servicer and the Company have been duly authorized by all necessary action and do not require any additional approvals or consents or other action by or any notice to or filing with any Person including, without limitation, any governmental entity, the Servicer's members or the Company's members.

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                  (d) Noncontravention. None of the execution and delivery of the Transaction Documents by the Servicer or by the Company, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction Documents:

                           (i) conflicts with or results in any breach or
                  violation of any provision of the certificate of formation or the limited liability company agreement of the Servicer or of the Company, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Servicer or the Company, as the case may be, or any of their respective properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Servicer or the Company, as the case may be;

                           (ii) constitutes a default by the Servicer or the
                  Company, as the case may be, under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Servicer or the Company, as the case may be, or any of their respective Subsidiaries or Affiliates is a party or by which it or any of its or their properties is or may be bound or affected; or

                           (iii) results in or requires the creation of any Lien
                  upon or in respect of any of the assets of the Servicer or the Company or any of their respective Subsidiaries or Affiliates except as otherwise expressly contemplated by the Transaction Documents.

                  (e) Legal Proceedings. There is no action, proceeding or investigation, by or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Receivables, the Servicer or the Company or any of their respective Subsidiaries or Affiliates, or any properties or rights of the Servicer or the Company or any of their respective Subsidiaries or Affiliates, pending or to the knowledge of the Servicer or the Company, threatened, which, in any case, if decided adversely, has a material possibility of resulting in a Material Adverse Change with respect to the Servicer or the Company or the Receivables.

                  (f) Valid and Binding Obligations. Each of the Transaction Documents to which the Servicer or the Company is a party when executed and delivered by the Servicer or by the Company, as the case may be, will constitute the legal, valid and binding obligations of such Person, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles. The Securities, when executed, authenticated and delivered in accordance with the Indenture, will be validly issued and outstanding and entitled to the benefits of the Indenture and will be valid and binding obligations of the Company.

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                  (g) Financial Statements. The Financial Statements of each of the Servicer and the Company, copies of which have been furnished to Financial Security (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects,
         (ii) present fairly the financial condition and results of operations of each of the Servicer and the Company as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no Material Adverse Change in such financial condition or results of operations. Except as disclosed in the Financial Statements, none of the Servicer or the Company is subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Servicer or the Company, as the case may be.

                  (h) ERISA. Each of the Servicer and the Company is in compliance with ERISA and has not incurred and does not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or with respect to the Company, to contribute now or in the future in respect of any Plan or Multiemployer Plan.

                  (i) Accuracy of Information. None of (i) the Transaction Documents or (ii) the other Provided Documents provided by the Servicer or the Company contain any statement of a material fact with respect to the Servicer, the Company or the Transaction that was untrue or misleading in any material respect when made. Since the furnishing of such Provided Documents, there has been no change, nor any development or event involving a prospective change known to the Servicer or to the Company, that would render any of the Provided Documents untrue or misleading in any material respect. There is no fact known to the Servicer or to the Company which has a material possibility of causing a Material Adverse Change with respect to the Servicer or the Company or the Receivables.

                  (j) Compliance With Securities Laws. The offer and sale of the Securities comply in all material respects with all requirements of law, including all applicable registration requirements of securities laws. Without limitation of the foregoing, the Servicer Information does not contain any untrue statement of a material fact and does not omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Neither the Company nor the Collateral is required to be registered as an "investment company" under the Investment Company Act. The Indenture is not required to be qualified under the Trust Indenture Act.

                  (k) Transaction Documents. Each of the representations and warranties of the Servicer and the Company contained in the Transaction Documents is true and correct in all material respects and each of the Servicer and the Company hereby

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         makes each such representation and warranty made by it (and the
         Servicer restates each representation and warranty of the Company) to, and for the benefit of, Financial Security as if the same were set forth in full herein.

                  (l) No Consents. No consent, license, approval or authorization from, or registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental Person, is required in connection with the execution, delivery and performance by the Servicer or by the Company of this Insurance Agreement or any other Transaction Document to which such Person is a party, except (in each case) such as have been obtained and are in full force and effect.

                  (m) Compliance With Law, Etc. No practice, procedure or policy employed or proposed to be employed by the Servicer or by the Company in the conduct of their respective businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a Material Adverse Change with respect to such Person or the Receivables.

                  (n) Special Purpose Entity.

                           (i) The capital of the Company is adequate for the
                  business and undertakings of the Company.

                           (ii) Other than with respect to the ownership by the
                  Servicer of the limited liability company interests of the Company and the transactions as provided in the Transaction Documents, the Company is not engaged in any business transactions with the Servicer or any of its Subsidiaries or Affiliates other than those transactions being assigned or terminated upon the Closing of the Transaction.

                           (iii) At least two managers of the Company shall each
                  be a Person who is not, and will not be, a director, officer, employee or holder of any equity securities of the Servicer or any of its Affiliates.

                           (iv) The Company's funds and assets are not, and will
                  not be, commingled with the funds of any other Person, except as contemplated by the Transaction Documents.

                           (v) The limited liability company agreement or the
                  certificate of formation of the Company require it to maintain
                  (A) correct and complete minute books and records of account, and (B) minutes of the meetings and other proceedings of its members and board of managers.

                  (o) Solvency; Fraudulent Conveyance. Each of the Servicer and the Company is solvent (which with respect to Servicer is after taking into account

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         advances and loans from its Affiliates (other than Subsidiaries of the
         Servicer) to the Servicer) and will not be rendered insolvent by the Transaction and, after giving effect to such Transaction, neither the Servicer nor the Company will be left with an unreasonably small amount of capital with which to engage in its business. Neither the Servicer nor the Company intends to incur, or believes that it has incurred, debts beyond its ability to pay such debts as they mature. Neither the Servicer nor the Company is contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Servicer or the Company, as the case may be, or any of their respective assets. Neither the Servicer nor the Company has had a judgment entered against it that has been returned unsatisfied. The amount of consideration being received by the Servicer upon the sale of the Receivables and the related Purchased Assets being sold by the Servicer to the Company constitutes reasonably equivalent value and fair consideration to the Servicer for such Receivables and Purchased Assets. The amount of consideration being received by the Company upon the sale of the Receivables and the related Receivables and the Other Conveyed Property being pledged by the Company to the Trustee constitutes reasonably equivalent value and fair consideration to the Company for such Receivables and such Receivables and the Other Conveyed Property. The Servicer is not transferring the Receivables and such related Purchased Assets to the Company, as provided in the Transaction Documents, with any intent to hinder, delay or defraud any of the Servicer's creditors.

                  (p) Capital Structure. The limited liability company interests of the Company which have been pledged pursuant to the Pledge Agreement constitute all of the issued and outstanding equity member interests in the Company.

                  (q) Investment Company Act Compliance. Neither the Servicer nor the Company is required to be registered as an "investment company" under the Investment Company Act. Neither the Servicer nor the Company is subject to the information reporting requirements of the Securities Exchange Act.

                  (r) Good Title; Valid Transfer; Absence of Liens; Security Interest.

                           (i) Immediately prior to the transfer of the
                  Purchased Assets by the Servicer to the Company pursuant to the Acquisition Agreement, the Servicer was the owner of, and had good and marketable title to, the Purchased Assets conveyed by the Servicer to the Company on such date free and clear of all Liens and Restrictions on Transferability, and had full right, power and lawful authority to assign, transfer and pledge such Purchased Assets pursuant to the terms of the Acquisition Agreement. The conveyance of Purchased Assets under the Acquisition Agreement, constitutes a valid sale, transfer and assignment of such Purchased Assets by the Servicer to the Company, enforceable against the creditors of and purchasers of the Servicer. In the event that, in contravention of the

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                  intention of the parties, the transfer by the Servicer of such
                  Purchased Assets to the Company is characterized as other than a sale or absolute conveyance, such transfer shall be characterized as a secured financing, and the Company shall have a valid and perfected first priority security interest in such Purchased Assets free and clear of all Liens and Restrictions on Transferability (except that no filings have been made against the related Customer to perfect the Servicer's security interest in any Equipment subject to a Contract characterized by the Servicer as a true lease and having an initial cost of less than $15,000).

                           (ii) Immediately prior to each pledge of the
                  Receivables and the Other Conveyed Property to the Trustee pursuant to the Indenture on each Funding Date, the Company was the owner of, and had good and marketable title to, such property free and clear of all Liens and Restrictions on Transferability (other than the Lien of the Indenture), and had full right, power and lawful authority to pledge such Receivables and the Other Conveyed Property pursuant to the terms of the Indenture. The pledge of Receivables and the Other Conveyed Property under the Indenture constitutes a valid pledge, of such Receivables and the Other Conveyed Property to the Trustee, enforceable against creditors of and purchasers of the Company. The Trustee shall have a valid and perfected first priority security interest in such Receivables and the Other Conveyed Property free and clear of all Liens and Restrictions on Transferability (except that no filings have been made against the related Customer to perfect the Servicer's security interest in any Equipment subject to a Contract characterized by the Servicer as a true lease and having an initial cost of less than $15,000).

                  (s) Perfection of Liens and Security Interest. On or prior to each sale of Receivables and the Purchased Assets pursuant to the Acquisition Agreement or each pledge of Receivables and other Collateral pursuant to the Indenture, the assignment to, or the Lien and security interest in favor of, the Trustee with respect to the related Receivables and the Purchased Assets will be perfected by (A) the delivery of the Contract Files for the related Receivables to the Trustee, (B) the filing of financing statements on Form UCC-1 in each jurisdiction where such recording or filing is necessary for the perfection thereof (except that no filings have been made against the related Customer to perfect the Servicer's security interest in any Equipment subject to a Contract characterized by the Servicer as a true lease and having an initial cost of less than $15,000), (C) the delivery to the Trustee of the Westside Release Letter with respect to the Receivables, effecting the release of the Lien and security interest and/or ownership interest of Westside in the related Receivables and the other Purchased Assets related thereto, as applicable, and (D) the filing of financing statements on Form UCC-2 or UCC-3 in each jurisdiction where such recording or filing is necessary for the release by Westside of its Lien and security interest and/or

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         ownership interest, if any, in the related Receivables and the other
         Purchased Assets related thereto, provided that such financing statements on Form UCC-2 or UCC-3 may be filed no later than the Closing Date, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Trustee's first priority Lien on and security interest in the Receivables and the Other Conveyed Property as against third parties.

                  (t) Security Interest in Funds and Investments. Assuming the retention of funds in the Trust Accounts and the acquisition of Eligible Investments in accordance with the Transaction Documents, such funds and Eligible Investments will be subject to a valid and perfected, first priority security interest in favor of the Trustee. Assuming the retention of funds in the Spread Account and the acquisition of Eligible Investments in accordance with the Spread Account Agreement, such funds and Eligible Investments will be subject to a valid and perfected, first priority security interest in favor of the Collateral Agent on behalf of Financial Security.

                  (u) Taxes. Each of the Servicer and the Company, and each of their respective Subsidiaries, has filed all Federal and state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by the Servicer and the Company in connection with the Transaction, the execution and delivery of the Transaction Documents and the issuance of the Securities have been paid or shall have been paid at or prior to the Date of Issuance and as of each Funding Date.

                  (v) Form of Lease. All Contracts with respect to Series 2003-A have been originated on the form of lease provided to Financial Security by the Servicer.

                  (w) Electronic File provided to Financial Security. The information contained in the "Final Portfolio Data - 5-31-03.xls" and "Final Portfolio Payment Schedule - 5-31-03.xls" provided to Financial Security by the Servicer on June 2, 2003 is true and correct in all respects.

                  SECTION 2.02 Affirmative Covenants of the Servicer and the Company. The Servicer hereby agrees with respect to itself and with respect to the Company, and the Company hereby agrees with respect to itself, that during the Term of the Insurance Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) Compliance With Agreements and Applicable Laws. Each of the Servicer and the Company shall perform each of its respective obligations under the Transaction Documents and shall comply with all material requirements of, and the Securities shall be offered and sold in accordance with, any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

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                  (b) Financial Statements; Accountants' Reports; Other
         Information. Each of the Servicer and the Company shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and, in the case of the Servicer, shall clearly reflect therein the transfer of the Receivables and the other Purchased Assets to the Company and, in the case of the Company, shall clearly reflect therein the transfer of the Receivables and the Other Conveyed Property to the Trustee. The Servicer shall furnish or cause to be furnished to Financial Security:

                           (i) Annual Financial Statements. As soon as
                  available, and in any event within 120 days after the close of each fiscal year of Financial Pacific Company, the consolidated balance sheet as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity, and cash flows of Financial Pacific Company and its Subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, and the supplemental consolidating schedules (balance sheet and the statement of operations) for such fiscal year, prepared in conformity with accounting principles generally accepted in the United States of America, and accompanied by an opinion of Financial Pacific Company's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to Financial Security) and by the certificate specified in
                  Section 2.02 (c) hereof.

                           (ii) Quarterly Financial Statements. As soon as
                  available, and in any event within 60 days after the close of each of the first three quarters of each fiscal year of Financial Pacific Company, the unaudited consolidated balance sheet as of the end of such quarter and the related unaudited consolidated statements of operations, stockholders' equity, and cash flows of Financial Pacific Company and its Subsidiaries for such quarter, all in reasonable detail, and the supplemental consolidating schedules (balance sheet and the statement of operations) for such quarter, prepared in conformity with accounting principles generally accepted in the United States of America (subject to normal year-end adjustments), and accompanied by the certificate specified in
                  Section 2.02 (c) hereof if such certificate is required to be provided pursuant to such Section.

                           (iii) Accountants' Reports. If a Special Event has
                  occurred, copies of any reports submitted to the Servicer and the Company by their respective independent accountants in connection with any examination of the financial statements of Financial Pacific Company, promptly upon receipt thereof. The Servicer shall use its best efforts to assist Financial Security in obtaining a copy of the report on conditions required by the independent accountants.

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                           (iv) Other Information. Promptly upon receipt
                  thereof, copies of all reports, statements, certifications, schedules, or other similar items delivered to or by the Servicer or the Company pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Financial Security may reasonably request. The Servicer and the Company shall, upon the request of Financial Security, permit Financial Security or its authorized agents
                  (A) to inspect the books and records of the Servicer and the Company as they may relate to the Securities and the Receivables and the Other Conveyed Property, the obligations of the Servicer or of the Company under the Transaction Documents, the Transaction and, but only following the occurrence of a Special Event, the Servicer's and the Company's respective businesses; (B) to discuss the affairs, finances and accounts of the Servicer or the Company with their respective Chief Operating Officer and Chief Financial Officer (or a Responsible Officer with responsibilities and functions equivalent thereto), no more frequently than annually, unless a Special Event has occurred; and (C) to discuss the affairs, finances and accounts of the Servicer or of the Company with its independent accountants. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Servicer or the Company, as the case may be. In addition, each of the Servicer and the Company shall promptly (and in any case within three Business Days) provide to Financial Security a copy of all correspondence between a Commonly Controlled Entity and the PBGC, IRS, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of the Servicer and the Company will be maintained at the respective addresses designated herein for receipt of notices, unless the Servicer or the Company shall otherwise advise the parties hereto in writing.

                           (v) Executed Originals. The Servicer shall provide or
                  cause to be provided to Financial Security an executed original copy of each document executed in connection with the Transaction within 30 days after the Closing Date.

                           (vi) Additional Documents. Subject to clause (k) of
                  this Section 2.02, promptly after the filing or sending thereof, copies of all proxy statements, financial statements, reports and registration statements which the Servicer or the Company files, or delivers to, the IRS, the Commission, or any other Federal, state or foreign government agency, authority or body which supervises the issuance of securities by the Servicer and the Company or any national securities exchange.

                  (c) Compliance Certificate. The Servicer shall deliver to Financial Security concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(i) hereof and concurrently with the delivery of the financial statements required pursuant to Section 2.02(b)(ii) hereof, a certificate signed by the Chief Financial Officer (or a Responsible Officer with responsibilities and functions equivalent thereto) of Financial Pacific Company stating that:

                           (i) a review of the Servicer's and the Company's
                  respective performance under the Transaction Documents during such period has been made under such officer's supervision;

                           (ii) to the best of such individual's knowledge, no
                  Special Event, Default or Event of Default has occurred, or if a Special Event, Default or Event of Default has occurred, specifying the nature thereof and, if the Servicer or the Company has a right to cure any such Default or Event of Default pursuant to Section 5.01, stating in reasonable detail the steps, if any, being taken by the Servicer or the Company, as the case may be, to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

                           (iii) the attached financial reports submitted in
                  accordance with Section 2.02(b)(i) or (ii) hereof, as applicable, are complete and correct in all material respects and present fairly the financial position and results of operations of Financial Pacific Company, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).

                  (d) Notice of Material Events. Each of the Servicer and the Company shall promptly inform Financial Security in writing of the occurrence of any of the following:

                           (i) the submission of any claim or the initiation of
                  any legal process, litigation or administrative or judicial investigation (A) against the Servicer or the Company pertaining to the Receivables in general, (B) with respect to a material portion of the Receivables or (C) in which a request has been made for certification as a class action (or equivalent relief);

                           (ii) any change in the location of the Servicer's or
                  the Company's principal office or any change in the location of the Servicer's or the Company's books and records;

                           (iii) the occurrence of any Default, Event of Default
                  or Special Event; or

                           (iv) any other event, circumstance or condition that
                  has resulted, or has a material possibility of resulting, in a Material Adverse Change in respect of the Servicer or the Company.

                  (e) Further Assurances. Each of the Servicer and the Company will file or cause to be filed all necessary financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the Lien on and first priority security interest in, and all rights of the Trustee with respect to the Receivables and the Other Conveyed Property, under the Indenture, including, without limitation, any actions which may be necessitated by the adoption of revisions to
         Article 9 of UCC. In addition, each of Servicer and the Company shall, upon the request of Financial Security, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within ten (10) days of such request, such amendments hereto and such further instruments and take such further action as may be reasonably necessary to effectuate the intention, performance and provisions of the Transaction Documents or to protect the interest of the Trustee, in the Receivables and the Other Conveyed Property, free and clear of all Liens and Restrictions on Transferability. In addition, each of the Servicer and the Company agrees to cooperate with S&P and Moody's in connection with any review of the Transaction which may be undertaken by S&P and Moody's after the date hereof.

                  (f) Retirement of Securities. The Servicer or the Company shall cause the Trustee, upon retirement of the Securities pursuant to the Indenture or otherwise, to furnish to Financial Security a notice of such retirement, and, upon retirement of the Securities and the expiration of the term of the Note Policy, to surrender the Note Policy to Financial Security for cancellation.

                  (g) Third-Party Beneficiary. Each of the Servicer and the Company agrees that Financial Security shall have all rights of a third-party beneficiary in respect of the Servicing Agreement, the Note Purchase Agreement, the Acquisition Agreement, the Lockbox Agreement, the Indenture, the Westside Release Letter and any other Transaction Document to which either of Servicer or the Company is a party and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of Financial Security.

                  (h) Corporate Existence. Each of the Servicer and the Company shall maintain its respective limited liability company existence and shall at all times continue to be duly organized under the laws of its jurisdiction of incorporation or organization and continue to be duly qualified and duly authorized (as described in Sections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its respective certificate of formation and limited liability company agreement or other applicable governing documents.

                  (i) Disclosure Document.

                                    (1) Each Offering Document shall clearly
                           disclose that the Note Policy is not covered by the property/casualty insurance security fund specified in Article 76 of the New York Insurance Law. In addition, each Offering Document which includes financial statements of Financial Security prepared in accordance with generally accepted accounting principles shall include the following statement immediately preceding such financial statements:

                                    The New York State Insurance Department
                                    recognizes only statutory accounting
                                    practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                                    (2) Each Offering Document delivered
                           subsequent to the Date of Issuance shall be in form and substance satisfactory to Financial Security in its sole discretion as evidenced by Financial Security's prior written consent to the use thereof.

                  (j) Special Purpose Entity.

                           (i) The Company shall conduct its business solely in
                  its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which those officers are concerned, and particularly will avoid the appearance of conducting business on behalf of the Servicer or any Affiliate thereof or that the assets of the Company are available to pay the creditors of the Servicer or any Affiliate thereof. Without limiting the generality of the foregoing, all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements and loan applications, will be made solely in the name of the Company.

                           (ii) The Company shall maintain corporate records and
                  books of account separate from those of the Servicer and the Affiliates thereof. The books of account and corporate records of the Company will be separate from those of the Servicer and its Affiliates and will be maintained at the address designated herein for receipt of notices, unless the Company shall otherwise advise the parties hereto in writing.

                           (iii) The Company shall obtain proper authorization
                  from its board of managers of all company actions requiring such authorization. Meetings of the board of managers will be held at least once per annum and copies of the minutes of each such board meeting shall be delivered to Financial Security within 30 days of such meeting.

                           (iv) The Company shall obtain proper authorization
                  from its members of all company action requiring member approval. Meetings of the members of the Company shall be held not less frequently than one time per annum and copies of each such authorization and the minutes of each such member meeting as well as any consents in lieu of a meeting shall be delivered to Financial Security within 30 days of such authorization or meeting, as the case may be.

                           (v) Although the organizational expenses of the
                  Company have been paid by the Servicer, operating expenses and liabilities of the Company shall be paid from its own funds.

                           (vi) The annual financial statements of Financial
                  Pacific Company shall disclose the effects of the Company's transactions in accordance with generally accepted accounting principles and shall disclose that the assets of the Company are not available to pay creditors of the Servicer or any Affiliate thereof.

                           (vii) The resolutions, agreements and other
                  instruments of the Company underlying the transactions described in this Insurance Agreement and the other Transaction Documents shall be continuously maintained by the Company as official records of the Company separately identified and held apart from the records of the Servicer and each Affiliate thereof.

                           (viii) The Company shall maintain an arm's-length
                  relationship with the Servicer and the Affiliates thereof and will not hold itself out as being liable for the debts of the Servicer or any Affiliate thereof.

                           (ix) The Company shall keep its assets and its
                  liabilities wholly separate from those of all other entities, including, but not limited to the Servicer and the Affiliates thereof.

                  (k) Maintenance of Licenses. Each of the Servicer and the Company shall maintain all licenses, permits, charters and registrations which are material to the performance by any of the Servicer and the Company of its business or of its respective obligations under this Insurance Agreement and each other Transaction Document.

                  (l) Registration Statements for the Securities. Each of the Servicer and the Company shall (i) provide Financial Security with written notice at least 30 days prior to the filing of any registration statement relating to the Securities, (ii) provide Financial Security with a copy of such registration statement to be filed at least 15 days prior to such filing, (iii) prior to such filing, obtain the written consent of Financial Security with respect to the filing of such registration statement and (iv) provide Financial Security with any opinions of counsel as Financial Security may request in connection with the registration of the Securities under the Securities Act, which opinions shall be addressed to Financial Security and shall be in form and substance satisfactory to Financial Security.

                  (m) Notification of Failure to Perform or Observe Certain Covenants or Agreements. The Company shall promptly deliver to the Servicer a copy of any written notice delivered to the Company pursuant to Section 5.01(d) concerning any failure to perform or observe any covenant or agreement contained in any of the Transaction Documents by the Servicer.

                  (n) Securities Laws. The Servicer and the Company shall comply in all material respects with all applicable provisions of state and federal securities laws, including blue sky laws and the Securities Act, the Securities Exchange Act and the Investment Company Act and all rules and regulations promulgated thereunder.

                  (o) Insurance Policies. The Servicer shall maintain and enforce the Insurance Policies in an amount of $1 million and $8 million, respectively, until the Stated Maturity Date. The Servicer shall also add the Company and the Trustee as an insured party and a loss payee under such Insurance Policies. If at any time the rating of any insurer under an Insurance Policy is withdrawn or reduced, the Servicer shall obtain and maintain in force a replacement policy or policies with insurer(s) rated at least "A" and otherwise acceptable to Financial Security.

                  (p) Notice of Suits. The Servicer and the Company shall notify Financial Security promptly upon receiving notice of the commencement or threat of any suit or other proceeding against the Company relating to liability for any accident involving vehicles owned, leased or financed by the Company.

                  (q) Financial Covenants. The following financial covenants shall be complied with and shall be measured on a quarterly basis:

                           (i) The Servicer and its consolidated Subsidiaries
                  shall maintain a minimum level of adjusted earnings (before interest, income taxes, depreciation and amortization) to interest coverage of 1.4 on a rolling four quarter basis, beginning with the fiscal quarter ending September 30, 2003. In calculating interest coverage, interest expense shall include interest of the Servicer and its consolidated Subsidiaries, as well as interest accruing on the subordinated debt of Financial Pacific Company. Amortization shall not include amortization of capitalized initial direct costs incurred in originating leases.

                           (ii) The Servicer and its consolidated Subsidiaries
                  shall maintain a ratio, on a consolidated basis, of adjusted total debt to adjusted consolidated Tangible Net Worth not to exceed 16 to 1 calculated quarterly beginning September 30, 2003; 15 to 1 calculated quarterly beginning December 31, 2003; 14 to 1 calculated quarterly beginning December 31, 2004; and 13 to 1 calculated quarterly beginning December 31, 2005. Adjusted total debt shall include only consolidated interest-bearing debt, plus (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years. Adjusted consolidated Tangible Net Worth shall include the consolidated Tangible Net Worth, less (a) 50% of Financial Pacific Company's subordinated debt having a maturity of five years or more, and (b) 100% of Financial Pacific Company's subordinated debt having a maturity of less than five years.

                           (iii) The Servicer shall not incur a net loss in
                  excess of $100,000 for any quarterly period.

                           (iv) The Servicer shall maintain not less than $15.0
                  million in available debt under other financial facilities, provided, however, that (A) such other financing facilities shall, in the aggregate, equal at least $35.0 million, (B) such other financing facilities are extended by lenders that are not Affiliates of the Servicer and (C) no event or circumstance has occurred and is continuing that would prevent the Servicer from obtaining funding under such other financing facilities in an amount of up to $35.0 million.

                           (v) The Servicer and its consolidated Subsidiaries
                  (except Financial Pacific Funding, LLC, Financial Pacific Funding III, LLC and the Company) shall maintain a ratio, on a consolidated basis, of Indebtedness to Tangible Net Worth not to exceed 8 to 1 calculated quarterly beginning September 30, 2003.

                  (r) Lockbox. The Servicer will direct the obligors of the Contracts to make payments to the Lockbox in accordance with the Lockbox Agreement.

                  (s) Notice of Default. In the event any notice is delivered to the Company under Section 5.01(d) concerning a failure in the performance or observance of any covenant or agreement on the part of the Servicer, the Company shall immediately deliver such notice to the Servicer and Financial Security.

                  SECTION 2.03 Negative Covenants of the Servicer and the Company. The Servicer hereby agrees with respect to itself, and with respect to the Company, and the Company hereby agrees with respect to itself, that during the Term of the Insurance Agreement, unless Financial Security shall otherwise expressly consent in writing:

                  (a) Restrictions on Liens. Neither the Servicer nor the Company shall (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or Restriction on Transferability on the Receivables and the Other Conveyed Property except for the Lien in favor of the Trustee, and the Restrictions on Transferability imposed by the Indenture or (ii) with respect to the Receivables and the Other Conveyed Property, sign or file under the Uniform Commercial Code of any jurisdiction any financing statement which names either the Servicer or the Company as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, except in each case any such instrument solely securing the rights and preserving the Lien of the Trustee under the Indenture.

                  (b) Impairment of Rights. Neither the Servicer nor the Company shall take any action, or fail to take any action, if such action or failure to take action may (i) interfere with the enforcement of any rights under the Transaction Documents that are material to the rights, benefits or obligations of the Trustee, the holders of the Securities or Financial Security, (ii) result in a Material Adverse Change in respect of the Receivables and the Other Conveyed Property or (iii) impair the ability of the Servicer or the Company to perform its obligations under the Transaction Documents, including any consolidation or merger with any Person or any transfer of all or any material amount of the Servicer's or the Company's assets to any other Person if such consolidation, merger or transfer would materially impair the net worth of the Servicer or the Company or any successor Person obligated, after such event, to perform the Servicer's or the Company's obligations under the Transaction Documents.

                  (c) Waiver, Amendments, Etc. Neither the Servicer nor the Company shall waive, modify or amend, or consent to any waiver, modification or amendment of, any of the provisions of any of the Transaction Documents or, if applicable, the Company's certificate of formation or limited liability company agreement unless Financial Security shall have consented thereto in writing.

                  (d) Successors. Neither the Servicer nor the Company shall terminate or designate, or consent to the termination or designation of, the Servicer, the Back-up Servicer, the Trustee or Collateral Agent or any successor thereto without the prior written approval of Financial Security.

                  (e) Creation of Indebtedness; Guarantees. The Company shall not create, incur, assume or suffer to exist any indebtedness other than the Securities and any other indebtedness guaranteed or approved in writing by Financial Security. Without the prior written consent of Financial Security, the Company shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person, agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital.

                  (f) Subsidiaries. The Company shall not form, or cause to be formed, any Subsidiaries.

                  (g) Issuance of Member Interests. The Company shall not issue or allow the issuance of any member interests or rights, warrants or options in respect of its member interests, other than the member interests which have been pledged to Financial Security in accordance with the Pledge Agreement.

                  (h) No Mergers. (a) The Company shall not consolidate with or merge into any Person or transfer all or any material portion of its assets to any Person or liquidate or dissolve; and (b) Servicer shall not consolidate with or merge into any Person or transfer all or any material portion of its assets to any Person or liquidate or dissolve without the prior written consent of Financial Security.

                  (i) Other Activities. The Company shall not:

                           (i) sell, transfer, exchange or otherwise dispose of
                  any of its assets except as permitted under the Transaction Documents and under its certificate of formation or limited liability company agreement; or

                           (ii) engage in any business or activity other than as
                  contemplated by the Transaction Documents and as permitted under its certificate of formation and limited liability company agreement.

                  (j) Insolvency. Neither the Servicer nor the Company shall commence with respect to the Company any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to the bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, corporation or other relief with respect to it or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or make a general assignment for the benefit of its creditors. Neither the Servicer nor the Company shall take any action in furtherance of, or indicating the consent to, approval of, or acquiescence in any of the acts set forth above. The Company shall not admit in writing its inability to pay its debts.

                  (k) ERISA. The Company shall not contribute or incur any obligation to contribute to, or incur any liability in respect of, any Plan or Multiemployer Plan.

                  (l) Dividends. The Company shall not declare or make payment of (i) any dividend or other distribution on or in respect of any member interests, or (ii) any payment on account of the purchase, redemption, retirement or acquisition of any option, warrant or other right to acquire shares of its member interests unless (in each case) at the time of such declaration or payment (and after giving effect thereto) no amount payable by the Servicer or the Company under any Transaction Document with respect to any Series is then due and owing but unpaid.

                  (m) Release of Liens. Each of the Servicer and the Company shall duly file or cause to be duly filed on behalf of Westside and/or other relevant parties, (i) in each case no later than the Closing Date or each Funding Date, with respect to which Receivables in which Westside and/or such other relevant Persons have Liens and security interests and/or ownership interests, which Receivables are to be conveyed by the Servicer and/or such other Persons to the Company and pledged by the Company to the Trustee, UCC financing statements evidencing the conveyance by Westside and/or such other Persons of their respective interests in such Receivables and certain other property related thereto pursuant to the Westside Release Letter and/or such other conveyance documents as may be executed in connection therewith and (ii) in each case no later than the Closing Date, with respect to which Receivables in which Westside and/or any other relevant Persons have Liens and security interests, which Receivables are to be conveyed by the Servicer to the Company and pledged by the Company to the Trustee, the amendments to, and/or termination of, UCC financing statements evidencing the release by Westside and/or all other relevant Persons of any Liens, security interests and/or ownership interests in the Receivables and the Other Conveyed Property, which with respect to the Receivables and the Other Conveyed Property related thereto shall be the documents that are referred to in clause
         (p) of Appendix II hereof.

                  (n) Lockbox. The Servicer shall not direct any obligor of a Contract to make any payments directly to the Servicer.

                                  ARTICLE III.

                 THE NOTE POLICY; REIMBURSEMENT; INDEMNIFICATION

                  SECTION 3.01 Issuance of the Note Policy. Financial Security agrees to issue the Note Policy subject to satisfaction of the conditions precedent set forth in Appendix II hereto.

                  SECTION 3.02 Payment of Fees and Premium.

                  (a) Legal Fees. On the Date of Issuance, the Servicer shall pay or cause to be paid legal fees and disbursements incurred by Financial Security in connection with the issuance of the Note Policy.

                  (b) Rating Agency Fees. The initial fees of S&P and Moody's with respect to the Securities and the transactions contemplated hereby shall be paid by Servicer in full on the Date of Issuance, or otherwise provided for to the satisfaction of Financial Security. All periodic and subsequent fees of S&P or Moody's with respect to, and directly allocable to, the Securities shall be for the account of, and shall be billed to, Servicer. The fees for any other rating agency shall be paid by the party requesting such other agency's rating, unless such other agency is a substitute for S&P or Moody's in the event that S&P or Moody's is no longer rating the Securities, in which case the cost for such agency shall be paid by Servicer.

                  (c) Auditors' Fees. In the event that Financial Security's auditors are required to provide information or any consent in connection with any Offering Document prepared on or prior to the Date of Issuance of the Policy, fees therefor shall be paid by the Servicer on or prior to such Date of Issuance, or otherwise provided for to the satisfaction of Financial Security. The Servicer shall pay on demand any additional fees of Financial Security's auditors payable in respect of any Offering Document that are incurred after the Date of Issuance. It is understood that Financial Security's auditors shall not incur any additional fees in respect of future Offering Documents except at the request of or with the consent of the Servicer.

                  (d) Premium. In consideration of the issuance by Financial Security of the Note Policy, Financial Security shall be entitled to receive the Premium as and when due in accordance with the terms of the Premium Letter (i) in the case of Premium due on or before the Date of Issuance, directly from the Servicer, and (ii) in the case of Premium due after the Date of Issuance, from monies available for such payment in accordance with Section 12.02(d) of the Indenture. The Premium paid hereunder or under the Indenture shall be nonrefundable without regard to whether Financial Security makes any payment under the Note Policy or any other circumstances relating to the Securities or provision being made for payment of the Securities prior to maturity. Although the Premium is fully earned by Financial Security as of the Closing Date, the Premium shall be payable in periodic installments as provided in the Premium Letter. All payments of Premium shall be made by wire transfer to an account designated from time to time by Financial Security by written notice to the Trustee.

                  SECTION 3.03 Reimbursement Obligation. Notwithstanding any of the following provisions of this Section 3.03 to the contrary, the payment obligations set forth in Sections 3.03(a), (b) (other than in respect of amounts due from the Servicer),(c)

(other than in respect of amounts due from the Servicer) and Section 3.03(d)(vi) shall be non-recourse obligations with respect to the Servicer and shall be payable only from monies available for such payment in accordance with Section 12.02(d) of the Indenture (except to the extent that any such payment obligation (other than the payment obligations set forth in Section 3.03(a) and the payment obligations set forth in Section 3.03(b) that arise with respect to amounts due from a Person other than the Servicer) arises from a failure to perform or default of the Servicer, the Company or any Affiliate thereof under any Transaction Document or by reason of negligence, willful misconduct or bad faith on the part of the Servicer, the Company or any Affiliate thereof in the performance of its duties and obligations thereunder or reckless disregard by the Servicer, the Company or any Affiliate thereof of its duties and obligations thereunder). The Servicer and the Company agree to pay to Financial Security the following amounts as and when incurred:

                  (a) a sum equal to the total of all amounts paid by Financial Security under the Note Policy;

                  (b) interest on any and all amounts described in this Section
         3.03 or Section 3.02(d) from the date due to Financial Security pursuant to the provisions hereof until payment thereof in full, payable to Financial Security at the Late Payment Rate per annum, together with interest on overdue interest compounded monthly;

                  (c) any payments made by Financial Security on behalf of, or advanced to, the Servicer, in its capacity as the Servicer, Trustee or the Collateral Agent, including, without limitation, any amounts payable by the Servicer, in its capacity as the Servicer, the Trustee or the Collateral Agent pursuant to the Securities or any other Transaction Documents; and any payments made by Financial Security as, or in lieu of, any servicing, management, trustee, custodial or administrative fees payable, in the sole discretion of Financial Security to third parties in connection with the Transaction; and

                  (d) any and all out-of-pocket charges, fees, costs and expenses which Financial Security or its affiliates may reasonably pay or incur, including, but not limited to, attorneys' and accountants' fees and expenses, in connection with (i) in the event of payments under the Note Policy, any accounts established to facilitate payments under the Note Policy, to the extent Financial Security has not been immediately reimbursed on the date that any amount is paid by Financial Security under the Note Policy, or other administrative expenses relating to such payments under the Note Policy, (ii) the prepayment of any borrowings made or implementation or cancellation of any financial contracts (including, without limitation, interest rate and currency swaps or hedges) entered into in connection with, or (following an Event of Default hereunder) in anticipation of, funding payments under the Policy, (iii) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any Affiliate thereof) relating to any of the Transaction Documents, any party to any of the Transaction Documents or the Transaction, (iv) any amendment, waiver or other action with respect to, or related to, any Transaction Document whether or not executed or completed, (v) any review or investigation made by Financial Security in those circumstances where its approval or consent is sought under any of the Transaction Documents, (vi) the foreclosure against, sale or other disposition of any collateral securing any obligations under any of the Transaction Documents or otherwise in the discretion of Financial Security, or pursuit of any other remedies under any of the Transaction Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (vii) any review or approval by Financial Security in connection with the delivery of any additional or substitute collateral under any of the Transaction Documents, (viii) participation in, or monitoring of, any government investigation of, or class action involving, any of the Servicer and Company and (ix) any federal, state or local tax (other than taxes payable in respect of the gross income of Financial Security) or other governmental charge imposed in connection with the issuance of the Policy; costs and expenses shall include the reasonable fees and expenses charged by Transaction Services Corporation, an affiliate of Financial Security, spent in connection with the actions described in (iii) above, and Financial Security reserves the right to charge a reasonable fee as a condition to executing any amendment, waiver or consent proposed in respect of any of the Transaction Documents.

All such amounts are to be immediately due and payable without demand, in full, without any requirement on the part of Financial Security to seek reimbursement from any other sources of indemnity therefor or to allocate expenses to any other transactions benefiting therefrom.

                  SECTION 3.04 Indemnification.

                  (a) In addition to any and all rights of reimbursement, indemnification, subrogation and any other rights pursuant hereto or under law or in equity, each of the Servicer and the Company, jointly and severally, agrees to pay, and to protect, indemnify and save harmless, Financial Security and its officers, directors, shareholders, employees, agents and each Person, if any, who controls Financial Security within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against any and all claims, losses, liabilities (including penalties), actions, suits, judgments, demands, damages, costs or expenses (including, without limitation, fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Transaction Documents by reason of:

                           (i) any statement, omission or action (other than of
                  or by Financial Security) in connection with the offering, issuance, sale, remarketing or delivery of the Securities;

                           (ii) the negligence, bad faith, willful misconduct,
                  misfeasance, malfeasance or theft committed by any director, officer, employee or agent of the Servicer or the Company, as the case may be;

                           (iii) the breach by the Servicer or the Company, as
                  the case may be, of any representation, warranty or covenant under any of the Transaction Documents or the occurrence, in respect of the Servicer or the Company, as the case may be, under any of the Transaction Documents of any "event of default" or any event which, with the giving of notice or the lapse of time or both, would constitute any "event of default";

                           (iv) the violation by the Servicer or the Company of
                  any Federal, state or foreign law, rule or regulation, or any judgment, order or decree applicable to it; or

                           (v) any untrue statement or alleged untrue statement
                  of a material fact contained in the Offering Document or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) Conduct of Actions or Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against Financial Security, any officer, director, shareholder, employee or agent of Financial Security or any Person controlling Financial Security (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") in respect of which indemnity may be sought from the Servicer and/or the Company (the "Indemnifying Party") hereunder, Financial Security shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to Financial Security and the payment of all expenses. An Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to Financial Security in any such action or proceeding or
         (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have been advised by counsel that (A) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party and (B) the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate or contrary to prudent practice (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by Financial Security). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party but, if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this subsection (b), the Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

                  (c) Contribution. To provide for just and equitable contribution if the indemnification provided by the Indemnifying Party is determined to be unavailable for any Indemnified Party (other than due to application of this Section), the Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

                  (d) Subrogation. Subject only to the priority of payment provisions of the Indenture, each of the Servicer and the Company acknowledges that, to the extent of any payment made by Financial Security pursuant to the Note Policy, Financial Security is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the holders of Securities to any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise. Each of the Servicer and the Company agrees to such subrogation and, further, each of the Servicer and the Company agrees to execute such instruments and to take such actions as, in the sole judgment of Financial Security, are necessary to evidence such subrogation and to perfect the rights of Financial Security to receive any moneys paid or payable in respect of the Securities under the Transaction Documents or otherwise.

                                  ARTICLE IV.

                               FURTHER AGREEMENTS

                  SECTION 4.01 Effective Date; Term of Agreement. This Insurance Agreement shall take effect on the Date of Issuance and shall remain in effect until the later of (a) such time as Financial Security is no longer subject to a claim under the Note Policy and the Note Policy shall have been surrendered to Financial Security for cancellation and (b) all amounts payable to Financial Security and the holders of the Securities under the Transaction Documents and under the Securities have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03, 3.04 and 4.05 hereof shall survive any termination of this Insurance Agreement.

                  SECTION 4.02 Further Assurances and Corrective Instruments. To the extent permitted by law, each of the Company and the Servicer agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as Financial Security may reasonably request and as may be required in Financial Security's reasonable judgment to effectuate the intention of or facilitate the performance of this Insurance Agreement and the intent of the parties hereto.

                  SECTION 4.03 Obligation Absolute.

                  (a) The payment obligations of the Servicer and the Company hereunder shall be absolute and unconditional, and shall be paid strictly in accordance with this Insurance Agreement under all circumstances irrespective of the following:

                           (i) any lack of validity or enforceability of, or any
                  amendment or other modifications of, or waiver with respect to, any of the Transaction Documents, the Securities or the Note Policy;

                           (ii) any exchange or release of any other obligations
                  hereunder;

                           (iii) the existence of any claim, setoff, defense,
                  reduction, abatement or other right which the Servicer or the Company may have at any time against Financial Security or any other Person;

                           (iv) any document presented in connection with the
                  Note Policy proving to be forged, fraudulent, invalid or insufficient in any respect, including any failure to strictly comply with the terms of the Note Policy, or any statement therein being untrue or inaccurate in any respect;

                           (v) any failure of the Company to receive the
                  proceeds from the sale of the Securities;

                           (vi) any breach by the Servicer or the Company of any
                  representation, warranty or covenant contained in any of the Transaction Documents;

                           (vii) any payment by Financial Security under the
                  Note Policy against presentation of a certificate or other document which does not strictly comply with the terms of the Note Policy; or

                           (viii) any other circumstances, other than payment in
                  full, which might otherwise constitute a defense available to, or discharge of the Servicer or the Company in respect of any Transaction Document.

                  (b) Each of the Servicer and the Company and any and all others who are now or may become liable for all or part of the obligations of any of them under this Insurance Agreement agree to be bound by this Insurance Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness, if any, and obligations evidenced by any Transaction Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required by the Transaction Documents;
         (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Transaction Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Servicer or the Company; (v) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vi) consent to any and all extensions of time that may be granted by Financial Security with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (vii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

                  (c) Nothing herein shall be construed as prohibiting the Servicer or the Company from pursuing any rights or remedies it may have against any Person other than Financial Security in a separate legal proceeding.

                  SECTION 4.04 Assignments; Reinsurance; Third-Party Rights.

                  (a) This Insurance Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. None of the Servicer or the Company may assign its rights under this Insurance Agreement, or delegate any of its duties hereunder, without the prior written consent of Financial Security. Any assignment made in violation of this Insurance Agreement shall be null and void.

                  (b) Financial Security shall have the right to give participations in its rights under this Insurance Agreement and to enter into contracts of reinsurance with respect to the Note Policy upon such terms and conditions as Financial Security may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve Financial Security of any of its obligations hereunder or under the Note Policy.

                  (c) In addition, Financial Security shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of Financial Security in connection therewith any rights of Financial Security under the Transaction Documents, or with respect to any real or personal property or other interests pledged to Financial Security, or in which Financial Security has a security interest, in connection with the Transaction.

                  (d) Except as provided herein with respect to participants and reinsurers, nothing in this Insurance Agreement shall confer any right, remedy or claim, express or implied, upon any Person, other than Financial Security, against the Servicer or the Company, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns. The Trustee shall not have any right to payment from any premiums paid or payable hereunder or from any other amounts paid by the Servicer or the Company pursuant to
         Section 3.02, 3.03 or 3.04 hereof.

                  SECTION 4.05 Liability of Financial Security. Neither Financial Security nor any of its officers, directors or employees shall be liable or responsible for: (a) the use which may be made of the Note Policy by the Trustee or for any acts or omissions of the Trustee in connection therewith or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to Financial Security (or its Fiscal Agent) in connection with any claim under the Note Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless Financial Security had actual knowledge thereof). In furtherance and not in limitation of the foregoing, Financial Security (or its Fiscal Agent) may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                   ARTICLE V.

                           EVENTS OF DEFAULT; REMEDIES

                  SECTION 5.01 Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

                  (a) any demand for payment shall be made under the Note
         Policy;

                  (b) any representation or warranty made by the Servicer or the Company under any of the Transaction Documents, or in any certificate or report furnished under any of the Transaction Documents, shall prove to be untrue or incorrect in any material respect; provided, however, that if the Servicer or the Company, as applicable, effectively cures any such defect in any such representation or warranty or any such certificate or report within the applicable cure period, if any, expressly provided in the applicable Transaction Document, such defect shall not constitute an Event of Default hereunder;

                  (c) (i) the Servicer or the Company shall fail to pay when due any amount payable by the Servicer or the Company under any of the Transaction Documents, unless such amounts are paid in full within any applicable cure period, if any, expressly provided for under the applicable Transaction Document; (ii) the Servicer or the Company shall have asserted that any of the Transaction Documents to which it is a party is not valid and binding on the parties thereto; or (iii) any court, governmental authority or agency having jurisdiction over any of the parties to any of the Transaction Documents or any property thereof shall find or rule that any material provision of any of the Transaction Documents is not valid and binding on the parties thereto;

                  (d) the Servicer or the Company shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents (except for the obligations described under clause (c) above) and such failure shall continue for a period of 30 days after written notice given to any of the Servicer or the Company;

                  (e) the Servicer or the Company shall fail to pay its debts generally as they come due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute any proceeding seeking to adjudicate it insolvent or seeking a liquidation, or shall take advantage of any insolvency act, or shall commence a case or other proceeding naming it as debtor under the United States Bankruptcy Code or similar law, domestic or foreign, or a case or other proceeding shall be commenced against the Servicer or the Company under the United States Bankruptcy Code or similar law, domestic or foreign, or any proceeding shall be instituted against the Servicer or the Company seeking liquidation of its assets and such Person shall fail to take appropriate action resulting in the withdrawal or dismissal of such proceeding within 60 days or there shall be appointed or the Servicer or the Company shall consent to, or acquiesce in, the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such Person or the whole or any substantial part of its properties or assets or such Person shall take any corporate action in furtherance of any of the foregoing;

                  (f) on any Payment Date, the sum of Available Funds with respect to such Payment Date and the amounts available in the Series 2003-A Spread Account (prior to withdrawals therefrom in accordance with the terms of the

         Spread Account Agreement and prior to any deposits into such Spread Account from Spread Accounts, if any, related to any other Series (as defined in the Spread Account Agreement)) is less than the sum of amounts payable on such Payment Date pursuant to clauses (i) through
         (iii) of Section 12.02(d) of the Indenture; and such deficiency remains outstanding for (i) 30 days after such Payment Date or (ii) 10 days after the Servicer and the Company (unless such notice cannot be delivered to the Company due to restrictions imposed in a bankruptcy proceeding) have received notice from Financial Security, whichever occurs first.

                  (g) the occurrence of a Servicer Event of Default under the Servicing Agreement or similar agreement among (x) Financial Security and (y) Servicer and/or the Company and/or any other Affiliate of Servicer entered into with respect to another Series;

                  (h) the occurrence of an "Event of Default" under and as defined in any Insurance and Indemnity Agreement or similar agreement among (x) Financial Security and (y) Servicer and/or the Company and/or any other Affiliate of Servicer entered into with respect to another Series;

                  (i) a notice of termination with respect to the Lockbox Agreement shall have been delivered and a replacement Lockbox Bank acceptable to Financial Security shall not have executed a Lockbox Agreement in form and substance satisfactory to Financial Security within 30 days of such notice;

                  (j) the Company becomes taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes;

                  (k) the Securities not being treated as debt for federal or applicable state income tax purposes and such characterization has a material adverse effect on the Company, the holders of the Securities or Financial Security;

                  (l) A default shall have occurred and be continuing under any instrument or agreement evidencing, securing or providing for the issuance of Indebtedness for borrowed money in excess of $500,000 of, or guaranteed by, the Company, the Servicer, Financial Pacific Company or any of the respective Subsidiaries of such entities, which default
         (i) is a default in payment of any principal or interest on such indebtedness when due or, if later, within any applicable grace period, or (ii) shall have resulted in acceleration of the maturity of such indebtedness;

                  (m) (i) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings not disclosed in writing by the Company, the Servicer, Financial Pacific Company or any of the respective Subsidiaries of such entities to Financial Security prior to the date of execution and delivery of this Agreement is pending against the Company, the Servicer, Financial Pacific Company or any of the respective subsidiaries of any of such entities, which, in the opinion of Financial Security, if adversely determined, could result in a Material Adverse Change, or (ii) any material development not so disclosed has occurred in any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings so disclosed, which, in the opinion of Financial Security, would have a reasonable probability of resulting in a Material Adverse Change;

                  (n) a Change in Control shall occur;

                  (o) The IRS shall file notice of a lien pursuant to Section 6323 of the Code with regard to any of the assets of the Company, the Servicer, Financial Pacific Company or any of the respective Subsidiaries of such entities, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of the Company, the Servicer, Financial Pacific Company or any of the respective Subsidiaries of such entities, and such lien shall not have been released within five (5) Business Days, unless such lien is being contested by the Company, the Servicer, Financial Pacific Company or any of the respective Subsidiaries of such entities in good faith pursuant to appropriate proceedings;

                  (p) a breach of any financial covenant set forth in Section 2.02(q) hereof;

                  (q) the failure of Financial Pacific Company and its consolidated Subsidiaries (including the Servicer and the Company) to maintain a ratio, on a consolidated basis, of total debt (which shall only include interest-bearing debt) to Tangible Net Worth not to exceed 24 to 1, calculated on a quarterly basis beginning with the quarter ended September 30, 2003;

                  (r) Financial Pacific Company shall fail to obtain the prior written consent of Financial Security, for (a) any amendment, restatements, modifications or prepayments to any of its subordinated debt agreements, (b) incurring indebtedness for borrowed money, other than that provided for in its currently outstanding subordinated note agreement, (c) purchasing or establishing any subsidiary directly or indirectly owned by Financial Pacific Company, other than the Servicer, Financial Pacific Funding III, LLC and the Company, or (d) making any material change in the character of its business;

                  (s) any judgments against, or settlements by, the Servicer or the Company for damages in excess of $500,000 are rendered or made, unless such amount is covered by valid insurance with respect to which the insurer has admitted liability or, in the case of a judgment, such judgment shall not have been discharged or stayed within sixty days of its entry;

                  (t) the Company or the Servicer assigns, or attempts to assign, any of its rights as obligations under any instrument or agreement evidencing, securing or providing for the issuance of indebtedness for borrowed money;

                  (u) the occurrence of a material exception in any audit of the Company, the Servicer, Financial Pacific Company or any of the respective Subsidiaries which may have a material adverse effect on Financial Security, in the opinion of Financial Security;

                  (v) the Company is required to register as an "investment company" under the Investment Company Act of 1940, as amended;

                  (w) a Material Adverse Change has occurred with respect to the Servicer or the Company;

                  (x) the three month rolling simple average 31 to 60 Day Delinquency Ratio exceeds the percentage specified for such period in the "Delinquency Matrix-Level 2 Trigger" included in Schedule 5.01 hereto;

                  (y) the three month rolling simple average 61 to 90 Day Delinquency Ratio exceeds the percentage specified for such period in the "Delinquency Matrix-Level 2 Trigger" included in Schedule 5.01 hereto;

                  (z) the three month rolling simple average NPA Ratio exceeds the percentage specified for such period in the "Delinquency Matrix-Level 2 Trigger" included in Schedule 5.01 hereto;

                  (aa) the Cumulative Net Default Rate as of any Calculation Date is equal to or greater than the percentage specified for such period in the "Default Matrix-Level 2 Trigger" included in Schedule
         5.01 hereto; or

                  (bb) the Cumulative Gross Default Rate as of any Calculation Date is equal to or greater than the percentage specified for such period in the "Default Matrix-Level 2 Trigger" included in Schedule
         5.01 hereto.

                  SECTION 5.02 Remedies; Waivers.

                  (a) Upon the occurrence of an Event of Default, Financial Security may exercise any one or more of the rights and remedies set forth below:

                           (i) exercise any rights and remedies available under
                  the Transaction Documents in its own capacity or in its capacity as the Person entitled to exercise the rights of the Controlling Party under the Transaction Documents subject to the terms thereof, including, without limitation, its right to accelerate the Securities or to terminate Servicer as Servicer and to appoint a substitute servicer subject to the terms thereof; or

                           (ii) take whatever action at law or in equity may
                  appear necessary or desirable in its judgment to enforce performance of any obligation of the Servicer or the Company under the Transaction Documents.

                  (b) Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity. No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle Financial Security to exercise any remedy reserved to Financial Security in this Article, it shall not be necessary to give any notice, other than such notice as may be expressly required in this Article.

                  (c) If any proceeding has been commenced to enforce any right or remedy under this Insurance Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to Financial Security, then and in every such case the parties hereto shall, subject to any determination in such proceeding, be restored to their respective former positions hereunder, and, thereafter, all rights and remedies of Financial Security shall continue as though no such proceeding had been instituted.

                  (d) Financial Security shall have the right, to be exercised in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by Financial Security and delivered to Servicer and the Company and a copy to each of the Rating Agencies. Any such waiver may only be effected in writing duly executed by Financial Security, and no other course of conduct shall constitute a waiver of any provision hereof. Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence.

                                  ARTICLE VI.

                                  MISCELLANEOUS

                  SECTION 6.01 Amendments, Etc. This Insurance Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto. No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

                  SECTION 6.02 Notices. All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the recipient as follows:

                  (a) To Financial Security: Financial Security Assurance Inc.

                                            350 Park Avenue
                                            New York, NY 10022
                                            Attention:  Senior Vice President,
                                            Transaction Oversight Department

                                            (with a copy to the General Counsel)

                                       Re:  Financial Pacific Funding II, LLC
                                            Policy No. 51429-N

                                            Confirmation:   (212) 826-0100
                                            Telecopy Nos.:  (212) 339-3518,
                                                            (212) 339-3529

         (in each case in which notice or other communication to Financial Security refers to an Event of Default, a claim on the Note Policy or with respect to which failure on the part of Financial Security to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of each of the General Counsel and the Head-Financial Guaranty Group and shall be marked to indicate "URGENT MATERIAL ENCLOSED.")

                  (b) To the Servicer:      Financial Pacific Leasing, LLC
                                            3455 S. 344 Way Suite 300
                                            Federal Way, WA 98001
                                            Attention: Erik F. Weedon
                                            Telecopy No.: (253) 568-2222
                                            Confirmation: (253) 568-6140

                  (c) To the Company:  Financial Pacific Funding II, LLC
                                       3455 S. 344 Way Suite 300

                                       Federal Way, WA 98001
                                       Attention: Erik F. Weedon
                                       Telecopier No.: (253) 568-2222
                                       Confirmation: (253) 568-6140

                  A party may specify an additional or different address or addresses by writing mailed or delivered to the other party as aforesaid. All such notices and other communications shall be effective upon receipt.

                  SECTION 6.03 Payment Procedure. In the event of any payment by Financial Security for which it is entitled to be reimbursed or indemnified as provided above, each of the Servicer and the Company, as the case may be, agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability therefor to Financial Security. All payments to be made to Financial

Security under this Insurance Agreement shall be made to Financial Security in lawful currency of the United States of America in immediately available funds to the account number provided in the Premium Letter before 1:00 p.m. (New York, New York time) on the date when due or as Financial Security shall otherwise direct by written notice to the Servicer and the Company. In the event that the date of any payment to Financial Security or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date. Payments to be made to Financial Security under this Insurance Agreement shall bear interest at the Late Payment Rate from the date due to the date paid.

                  SECTION 6.04 Severability. In the event that any provision of this Insurance Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof. The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

                  SECTION 6.05 Governing Law. THIS INSURANCE AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING TO THIS INSURANCE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6.06 Consent to Jurisdiction.

                  (a) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY COURT IN THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK, AND ANY APPELLATE COURT OF ANY SUCH COURT, IN ANY ACTION, SUIT OR PROCEEDING BROUGHT AGAINST IT AND TO OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREUNDER OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD OR DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT BY

         WAY OF MOTION, AS A DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THE TRANSACTION DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE LITIGATED IN OR BY SUCH COURTS.

                  (b) To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

                  (c) Each of the Servicer and the Company hereby agree that at all times during the Term of the Insurance Agreement, each of the Servicer and the Company shall have appointed, with prior written notice to Financial Security, an agent registered with the Secretary of State of the State of New York, with an office in the County of New York in the State of New York, as its true and lawful attorney and duly authorized agent for acceptance of service of legal process (which as of the date hereof is CT Corporation System, whose address is 1633 Broadway, New York, New York 10019). Each of the Servicer and the Company agrees that service of such process upon such Person shall constitute personal service of such process upon it.

                  (d) Nothing contained in this Insurance Agreement shall limit or affect Financial Security's right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Transaction Documents against the Servicer or the Company or its respective property in the courts of any jurisdiction.

                  SECTION 6.07 Consent of Financial Security. In the event that Financial Security's consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by Financial Security in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

                  SECTION 6.08 Counterparts. This Insurance Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

                  SECTION 6.09 Trial by Jury Waived. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING DIRECTLY OR INDIRECTLY OUT OF, UNDER OR IN CONNECTION WITH ANY OF THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS

CONTEMPLATED THEREUNDER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT IT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THE TRANSACTION DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THIS WAIVER.

                  SECTION 6.10 Limited Liability. No recourse under any Transaction Document shall be had against, and no personal liability shall attach to, any officer, employee, director, Affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Transaction Documents, the Securities or the Note Policy, it being expressly agreed and understood that each Transaction Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, Affiliate or shareholder for breaches by any party hereto of any obligations under any Transaction Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance Agreement.

                  SECTION 6.11 Entire Agreement. This Insurance Agreement, the Premium Letter and the Note Policy set forth the entire agreement between the parties with respect to the subject matter thereof, and this Insurance Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Insurance Agreement, all as of the day and year first above written.

                                    FINANCIAL SECURITY ASSURANCE INC.

                                    By: /s/ Mark Castiglione
                                        ---------------------------
                                        Name: Mark Castiglione
                                        Title: Managing Director

                                    FINANCIAL PACIFIC LEASING, LLC

                                    By: /s/ Peter A. Davis
                                        ---------------------------
                                        Name: Peter A. Davis
                                        Title: Chief Financial Officer

                                    FINANCIAL PACIFIC FUNDING II, LLC

                                    By: /s/ Peter A. Davis
                                        ---------------------------
                                        Name: Peter A. Davis
                                        Title: Chief Financial Officer

                                   APPENDIX I

                                   DEFINITIONS

                  "Accumulated Funding Deficiency" shall have the meaning provided in Section 412 of the Code and Section 302 of ERISA, whether or not waived.

                  "Acquisition Agreement" means the Amended and Restated Acquisition Agreement, dated as of July 14, 2003, by and between the Company and Servicer, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Agents" means WestLB AG, London Branch, in its capacity as "Manager" and as "Initial Purchaser" and WestLB Panmure Securities Inc., in its capacity as "remarketing agent" for the Initial Purchaser.

                  "Agent Information" has the meaning provided in the Indemnification Agreement.

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions or trust companies in the City of New York, the State of Washington, or the city in which the Corporate Trust Office of the Trustee is relocated or any location of any successor Servicer, successor Trustee or successor Collateral Agent shall be authorized or obligated by law, executive order, or governmental decree to be closed.

                  "Change of Control" means any of the following:

                  (a) the Servicer fails to own 100% of the membership interests in the Company;

                  (b) (i) Financial Pacific Company fails to own 100% of the membership interests in the Servicer; or

                           (ii) Dale A. Winter shall die, become incompetent,
                  become unable to work for a period of three or more consecutive months, be terminated or cease to be included in the management of the Servicer for any other reason, and a replacement consented to by Financial Security (which consent shall not be unreasonably withheld or delayed) has not been appointed within 30 days of such event; or

                  (c) Windward Capital Associates, L.P., or limited partnerships of which it is the general partner, fail to own at least 51% of the issued and outstanding shares of the capital stock of Financial Pacific Company having the ordinary voting power to elect a majority of the directors of Financial Pacific Company.

                  "Code" means the Internal Revenue Code of 1986, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Commission" means the Securities and Exchange Commission.

                  "Commonly Controlled Entity" means the Servicer or the Company, and each entity, whether or not incorporated, which is affiliated with the Servicer or the Company pursuant to Section 414(b), (c), (m) or (o) of the Code.

                  "Company" means Financial Pacific Funding II, LLC, a Delaware limited liability company.

                  "Controlling Party" means Financial Security, so long as no Insurer Default has occurred and is continuing.

                  "Date of Issuance" means the date on which the Note Policy is issued as specified therein.

                  "Default" means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Event of Default" means any event of default specified in
Section 5.01 of the Insurance Agreement.

                  "Expiration Date" means the final date of the Term Of This Policy, as specified in the Note Policy.

                  "Financial Security" means Financial Security Assurance Inc., a New York stock insurance company, its successors and assigns.

                  "Financial Security Information" in respect of the Offering Document means the information contained in the section "THE NOTE INSURER" and the financial statements of Financial Security attached to the Offering Document or incorporated by reference therein.

                  "Financial Statements" means, with respect to Financial Pacific Company, the balance sheets and consolidated balance sheets of its Subsidiaries as of December 31, 2002, and December 31, 2001, and the statements of income, retained earnings and cash flows for the 12-month period then ended and the notes thereto and the balance sheets as of March 31, 2003 and the statements of income, retained earnings and cash flows for the six months then ended and the notes thereto.

                  "Fiscal Agent" means the fiscal agent, if any, designated pursuant to the terms of the Note Policy.

                  "Guarantee" means, as to any Person (the "Guaranteeing person"), any obligation of the Guaranteeing person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the Guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include the endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any guarantee of any Guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such Guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such Guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such Guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Guaranteeing person in good faith.

                  "Indebtedness" means with respect to any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (only to the extent of the fair market value of such asset if such indebtedness has not been assumed by such Person), (d) all Guarantees of such Person, (e) all capitalized lease obligations of such Person, and (f) all obligations of such Person as an account party in respect of letters of credit and similar instruments issued for the account of such Person.

                  "Indemnification Agreement" means the Indemnification Agreement, dated as of July 9, 2003, among Financial Security, the Company and the Agents, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Indenture" means the Indenture, dated as of July 14, 2003 between the Company and Wells Fargo, as Trustee and Back-up Servicer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Insurer Default" shall mean any one of the following events shall have occurred and be continuing:

                          (i) Financial Security fails to make a payment required under the Policy;

                          (ii) Financial Security (A) files any petition or
                  commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors or
                  (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                           (iii) a court of competent jurisdiction, the New York
                  Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for Financial Security or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of Financial Security (or the taking of possession of all or any material portion of the property of Financial Security).

                  "Insurance Agreement" means this Insurance and Indemnity Agreement, dated as of July 14, 2003, among Financial Security, the Servicer and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                  "Insurance Agreement Indenture Cross Default" means any event of default specified in Section 5.01 of the Insurance Agreement.

                  "Insurance Policies" means collectively, the SAFECO insurance policy and the umbrella insurance policy issued by American States Insurance Company maintained by the Servicer.

                  "Investment Company Act" means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "IRS" means the Internal Revenue Service.

                  "Late Payment Rate" means the lesser of (a) the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank at its principal office in the City of New York, as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank) plus 3%, and (ii) the then applicable highest rate of interest on the Securities and (b) the maximum rate permissible under applicable usury or similar laws limiting interest rates. The Late Payment Rate shall be computed on the basis of the actual number of days elapsed over 360 days.

                  "Lien" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any mortgage, lien, pledge, attachment, charge, lease, conditional sale or other title retention agreement, or other security interest or encumbrance of any kind or (b) any arrangement, express or implied, under which such property or assets are transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; except that the interest of an Existing Broker as the named lessor in a Contract or the related Equipment under a Discount Contract shall not be deemed to be a Lien.

                  "Material Adverse Change" means, (a) in respect of any Person, a material adverse change in (i) the business, financial condition, results of operations or properties of such Person or any of its Subsidiaries or Affiliates, or (ii) the ability of such Person to perform its obligations under any of the Transaction Documents to which it is a party or (b) in respect of the Receivables, a material adverse change in (i) the value or marketability of the Receivables or (ii) the probability that amounts now or hereafter due in respect of such Receivables will be collected on a timely basis.

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

                  "Multiemployer Plan" means a multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) in respect of which a Commonly Controlled Entity makes contributions or has liability.

                  "Note Policy" means the financial guaranty insurance policy, including any endorsements thereto, issued by Financial Security with respect to the Securities, substantially in the form attached as Annex I to the Insurance Agreement.

                  "Note Purchase Agreement" means the Note Purchase Agreement dated as of July 9, 2003 among the Company, the Servicer and the Agents with respect to the offer and sale of the Securities, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Notice of Claim" means a Notice of Claim and Certificate in the form attached as Exhibit A to Endorsement No. 1 to the Note Policy.

                  "Offering Document" means the Offering Memorandum dated July 9, 2003 in respect of the Securities and any amendment or supplement thereto and any other offering document of the Company or any Affiliate thereof in respect of the Securities that makes reference to the Note Policy.

                  "Other Conveyed Property" means the Collateral exclusive of the Note Policy.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency, corporation or instrumentality of the United States to which the duties and powers of the Pension Benefit Guaranty Corporation are transferred.

                  "Person" means an individual, joint stock company, trust, unincorporated association joint venture, corporation, business or owner trust, partnership, limited liability company or limited liability partnership or other organization or entity (whether governmental or private).

                  "Plan" means any pension plan (other than a Multiemployer
Plan) covered by Title IV of ERISA, which is maintained by a Commonly Controlled Entity or in respect of which a Commonly Controlled Entity has liability.

                  "Pledge Agreement" means the Pledge and Collateral Agency, dated as of July 14, 2003 among Financial Security, the Servicer and the Collateral Agent, as the same may be amended or supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Premium" means the premium payable in accordance with Section
3.02 of the Insurance Agreement and the Premium Supplement, if any.

                  "Premium Letter" means the side letter among Financial Security, the Servicer and the Trustee, dated July 14, 2003, in respect of the premium payable in consideration of the issuance of the Note Policy, as such side letter may be amended or otherwise modified or otherwise substituted or replaced by the signatories thereto.

                  "Premium Rate" means 0.90%.

                  "Premium Supplement" means a non-refundable premium, in addition to the premium payable in accordance with Section 3.02 of the Insurance Agreement, accruing to Financial Security in monthly installments commencing on the Premium Supplement Commencement Date and on each monthly anniversary thereof in accordance with the terms set forth in the Premium Letter.

                  "Premium Supplement Commencement Date" means the date of occurrence of an Event of Default, whether or not Financial Security shall have declared an "Event of Default" or shall have exercised, or be entitled to exercise, any other rights or remedies under the Insurance Agreement.

                  "Provided Documents" means the Transaction Documents and any documents, agreements, instruments, schedules (including, without limitation, any Contract Schedule), certificates, statements, cash flow schedules, number runs or other writings or data furnished to Financial Security by or on behalf of the Servicer or the Company, in each case solely with respect to itself, its Subsidiaries or Affiliates or the Transaction.

                  "Purchased Assets" has the meaning provided in the Acquisition Agreement.

                  "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder.

                  "Responsible Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, the Chief Financial Officer or the Secretary of the Servicer or the Company, as applicable.

                  "Restrictions on Transferability" means, as applied to the property or assets (or the income or profits therefrom) of any Person, in each case whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise, any material condition to, or restriction on, the ability of such Person or any transferee therefrom to sell, assign, transfer or otherwise liquidate such property or assets in a commercially reasonable time and manner or which would otherwise materially deprive such Person or any transferee therefrom of the benefits of ownership of such property or assets.

                  "Securities" means the $70,000,000 2.29% Receivables Backed Notes, Series 2003-A issued pursuant to the Indenture.

                  "Securities Act" means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Securities Exchange Act" means the Securities Exchange Act of 1934, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Securitization Agreement" has the meaning provided in Paragraph C of the Introductory Statements to the Insurance Agreement.

                  "Series" means Series 2003-A or any, or as the context may require, all, other series of certificates, securities, notes or other obligations issued or arising as described in paragraph C of the Introductory Statements to the Insurance Agreement.

                  "Series 2003-A" means the Securities issued on the date hereof pursuant to the Indenture.

                  "Servicer" means Financial Pacific Leasing, LLC, a Washington limited liability company.

                  "Servicer Information" means any information contained in or incorporated by reference in any Offering Document other than the Agent Information and the Financial Security Information.

                  "Servicer Termination Side Letter" means the letter from Financial Security to the Servicer and the Trustee, dated as of July 14, 2003, with regard to the renewal term of the Servicer, as such letter may be amended or otherwise modified or substituted or replaced by the signatories thereto.

                  "Servicing Agreement" means the Servicing Agreement, dated as of July 14, 2003 among the Company, the Servicer, the Back-up Servicer and Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Companies, Inc., and any successor thereto, and, if such entity shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized rating agency designated by Financial Security.

                  "Special Event" means the occurrence of any one of the following: (a) an Event of Default under the Insurance Agreement has occurred and is continuing, (b) a Trigger Event has occurred and is continuing, (c) any legal proceeding or binding arbitration is instituted with respect to the Transaction or (d) any governmental or administrative investigation, action or proceeding is instituted that would, if adversely decided, result in a Material Adverse Change in respect of the Servicer, the Company or the Receivables.

                  "Spread Account Agreement" means the Master Spread Account Agreement, dated as of July 14, 2003, among the Company, the Trustee named therein, the Collateral Agent named therein and Financial Security, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Subsidiary" means, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or (b) that is, at the time any determination is being made, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Term of the Insurance Agreement" shall be determined as provided in Section 4.01 of the Insurance Agreement.

                  "Term Of This Policy" has the meaning provided in the Note Policy.

                  "Transaction" means the transactions contemplated by the Transaction Documents, including the transactions described in the Offering Document.

                  "Transaction Documents" means the Notes, the Insurance Agreement, the Indemnification Agreement, the Acquisition Agreement, the Servicing Agreement, the Indenture, the Premium Letter, the Lockbox Agreement, the Note Purchase Agreement, the Servicer Termination Side Letter, the Spread Account Agreement, the Pledge and Collateral Agency Agreement, each Westside Release Letter and any other financing document related to Series 2003-A.

                  "Trigger Event" has the meaning provided in the Spread Account Agreement.

                  "Trust Accounts" means the Distribution Account, the Collection Account, the Lockbox Account and the Policy Payments Account.

                  "Trustee" means Wells Fargo Bank Minnesota, National Association, not in its individual capacity but solely as trustee under the Indenture, and any successor thereto as trustee, under the Indenture.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

                  "Underfunded Plan" means any Plan that has an Underfunding.

                  "Underfunding" means, with respect to any Plan, the excess, if any, of (a) the present value of all benefits under the Plan (based on the assumptions used to fund the Plan pursuant to Section 412 of the Code) as of the most recent valuation date over (b) the fair market value of the assets of such Plan as of such valuation date.

                  "Westside" means Westside Funding Corporation., a Delaware corporation.

                  "Westside Release Letter" means the Release Letter, dated as of July 14, 2003, by Westside for the benefit of Servicer, pursuant to which Westside releases its Lien and security interest and/or ownership interest in the Receivables identified therein and certain other property related thereto.

                                   APPENDIX II

                      TO INSURANCE AND INDEMNITY AGREEMENT
                 CONDITIONS PRECEDENT TO ISSUANCE OF THE POLICY

                  (a) Payment of Initial Premium and Expenses; Premium Letter. Financial Security shall have been paid, by or on behalf of Servicer, a nonrefundable Premium and shall have been reimbursed, by or on behalf of Servicer, for other fees and expenses identified in Section 3.02 of the Insurance Agreement as payable at closing and Financial Security shall have received a fully executed copy of the Premium Letter.

                  (b) Transaction Documents. Financial Security shall have received a copy of each of the Transaction Documents in form and substance satisfactory to Financial Security, duly authorized, executed and delivered by each party thereto. Without limiting the foregoing, the provisions of the Servicing Agreement relating to the payment to Financial Security of the Premium due on the Note Policy and the reimbursement to Financial Security of amounts paid under the Note Policy shall be in form and substance acceptable to Financial Security in its sole discretion.

                  (c) Certified Documents and Resolutions. Financial Security shall have received a copy of (i) the certificate of incorporation and bylaws for each of the Servicer and the Company, and (ii) the resolutions of the board of directors of each of the Servicer and the Company authorizing the issuance of the Securities and the execution, delivery and performance by the Servicer and the Company of the Transaction Documents and the transactions contemplated thereby, certified by a Secretary or Assistant Secretary of the Servicer and the Company respectively (which certificate shall state that such certificate of formation and limited liability company agreement are in full force and effect without modification on the Date of Issuance).

                  (d) Incumbency Certificate. Financial Security shall have received a certificate of a Secretary or Assistant Secretary of the Trustee, the Servicer, the Company and Westside respectively, certifying the name and signatures of the officers of the Trustee, the Servicer, the Company and Westside, as the case may be, authorized to execute and deliver the Transaction Documents and that all consents necessary to execute and deliver such documents have been obtained.

                  (e) Representations and Warranties; Certificate. The representations and warranties of the Servicer and the Company, as the case may be, in the Insurance Agreement shall be true and correct as of the Date of Issuance with respect to such Person as if made on the Date of Issuance and Financial Security shall have received a certificate of an appropriate officer of the Servicer or the Company, as the case may be, to that effect.

                  (f) Opinions of Counsel. Financial Security shall have received opinions of counsel addressed to Financial Security, Moody's and S&P in respect of the

Trustee, the Servicer and the Company, the other parties to the Transaction Documents and the Transaction in form and substance satisfactory to Financial Security, addressing such matters as Financial Security may reasonably request, including without limitation, the items set forth in Appendix A hereto, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addressees thereof.

                  (g) Approvals, Etc. Financial Security shall have received true and correct copies of all approvals, licenses and consents, if any, required in connection with the Transaction.

                  (h) No Litigation, Etc. No suit, action or other proceeding, investigation, or injunction or final judgment relating thereto, shall be pending or, to the Servicer's or the Company's knowledge, as applicable, threatened before any court or governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the Transaction.

                  (i) Legality. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court which would make the transactions contemplated by any of the Transaction Documents, illegal or otherwise prevent the consummation thereof.

                  (j) Satisfaction of Conditions of Initial Purchaser. All conditions in the Note Purchase Agreement shall have been satisfied.

                  (k) Issuance of Ratings. Financial Security shall have received confirmation that the risk secured by the Note Policy constitutes an investment grade risk by S&P and an insurable risk by Moody's and that the Securities, when issued, will be rated "AAA" by S&P and "Aaa" by Moody's.

                  (l) Maintenance of Contract Files; Filings and Recordings. Financial Security shall have received evidence satisfactory to it that: (i) the Contract Files related to the Receivables are being maintained by and held in the custody of the Trustee pursuant to the Indenture; (ii) all filings necessary to perfect the interest of the Trustee in the Receivables and the Other Conveyed Property and the Spread Account have been made except that the filings evidencing the amendments to, and/or termination of, UCC financing statements evidencing the release by Westside and all other relevant parties of any interests in the Receivables and the Other Conveyed Property may be made no later than the Closing Date, and (iii) all taxes, fees and other changes payable in connection with such filings shall have been paid.

                  (m) No Default. No Default or Event of Default shall have occurred.

                  (n) Perfection Certificate. A duly authorized officer of the Servicer shall have executed and delivered to Financial Security on or prior to the Closing Date a certificate in the form attached as Exhibit B hereto, which shall contain the representation of Servicer that each of the financing statements listed in the schedule attached thereto have been, or in the case of any such financing statement on Form UCC-3 or UCC-2, as of the Closing Date will be, filed in the applicable filing office and jurisdiction, bearing (as applicable) the applicable filing index number, specified in such schedule with respect to such financing statement.

                  (o) Additional Items. Financial Security shall have received such other documents instruments, approvals or opinions requested by Financial Security as may be reasonably necessary to effect the Transaction, including but not limited to evidence satisfactory to Financial Security that all conditions precedent, if any, in the Transaction Documents have been satisfied.

                  (p) Release Documentation. (i) Financial Security shall have received the Westside Release Letter and such other documents as are requested by Financial Security in connection with (A) the release by Westside of its Lien and security interest in certain of the Receivables and such other related property pursuant to the Westside Release Letter and (B) the repayment by Servicer of any indebtedness relating to the Receivables owed by Servicer to Westside or otherwise in connection with the execution and delivery of the Westside Release Letter or otherwise, in form and substance satisfactory to Financial Security in its sole discretion and (ii) Financial Security shall have received evidence of delivery to the Trustee for filing of amendments to, and/or terminations of, UCC financing statements to be filed in such locations as are required to evidence the release of any Liens of Westside and other relevant parties, as the case may be, on the Receivables and the Other Conveyed Property relating thereto no later than the Closing Date.